As filed with the Securities and Exchange Commission on January 8, 2014
Registration No. 333 - 115136

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PARK NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	31-1179518
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

50 North Third Street, Newark, Ohio	43058-3500
(Address of Principal Executive Offices)	(Zip Code)

Park National Corporation
Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries
(Full title of the plan)

David L. Trautman	Copy to:
Park National Corporation	Elizabeth Turrell Farrar, Esq.
50 North Third Street	Vorys, Sater, Seymour and Pease LLP
Newark, Ohio 43055	52 East Gay Street
(Name and address of agent for service)	Columbus, Ohio 43215

(740) 349-8451
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	❑

Non-accelerated filer	❑	Smaller reporting company	❑
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Park National Corporation, an Ohio corporation (“Park”), registered 100,000 of its common shares, without par value (the “Common Shares”), for issuance under the Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries pursuant to a Registration Statement on Form S-8 (Registration No. 333-115136), filed with the Securities and Exchange Commission on May 4, 2004.
In connection with the approval by Park’s shareholders of the Park National Corporation 2013 Long-Term Incentive Plan at the 2013 Annual Meeting of Shareholders of Park held on April 22, 2013, the Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries was terminated and Park will grant no further awards under the Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries.
This Post-Effective Amendment No. 1 is being filed to deregister 40,240 Common Shares that have not been issued under the Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries.
Accordingly, Park hereby withdraws from registration under the Registration Statement on Form S-8 (Registration No. 333-115136), the 40,240 Common Shares that have not been and will not be issued under the Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries.

Item 8. Exhibits.

(a)    Exhibits:

The following exhibit is filed with this Post-Effective Amendment No. 1 to Form S-8 Registration Statement:

Exhibit No.	Description

24	Powers of Attorney of Executive Officers and Directors of Park National Corporation

[Remainder of this page is intentionally left blank;
signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Ohio, on the 8th day of January, 2014.

PARK NATIONAL CORPORATION

By:	/s/ David L. Trautman
David L. Trautman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on January 8, 2014.

Signature	Title
/s/ C. Daniel DeLawder C. Daniel DeLawder	Chairman of the Board and Director
/s/ David L. Trautman David L. Trautman	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ Brady T. Burt Brady T. Burt	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)
/s/ Matthew R. Miller Matthew R. Miller	Chief Accounting Officer (Principal Accounting Officer)
/s/ Donna M. Alvarado* Donna M. Alvarado	Director
/s/ Maureen Buchwald* Maureen Buchwald	Director
/s/ Harry O. Egger* Harry O. Egger	Director
/s/ F. William Englefield IV* F. William Englefield IV	Director
/s/ Stephen J. Kambeitz* Stephen J. Kambeitz	Director
/s/ William T. McConnell* William T. McConnell	Director
/s/ Timothy S. McLain* Timothy S. McLain	Director
/s/ Dr. Charles W. Noble, Sr.* Dr. Charles W. Noble, Sr.	Director
/s/ John J. O'Neill* John J. O'Neill	Director
Robert E. O'Neill* Robert E. O'Neill	Director
/s/ Rick R. Taylor* Rick R. Taylor	Director
/s/Leon Zazworsky* Leon Zazworsky	Director

*The undersigned, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 1 to Form S-8 Registration Statement on behalf of each of the directors of the Registrant identified above pursuant to Powers of Attorney executed by the directors identified above, which Powers of Attorney are filed with this Post-Effective Amendment No. 1 to Form S-8 Registration Statement as Exhibit 24.

By:	/s/ David L. Trautman	January 8, 2014
David L. Trautman, Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Description
24	Powers of Attorney of Executive Officers and Directors of Park National Corporation (Filed herewith)